Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-218094, 333-211648, 333-204512 and 333-201024 on Form S-8 of our reports relating to the consolidated financial statements of New Relic, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting dated May 11, 2018, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2018.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
May 11, 2018